                                                                              EXHIBIT 11.1
                                       MASSBANK CORP.
                                    Earnings Per Share

     The following is a calculation of earnings per share for the three and nine months ended September 30, 2000 and 1999.

                                          Three Months Ended         Nine Months Ended
Calculation of Basic                        Septemeber 30,              September 30,
  Earnings Per Share                      2000          1999         2000         1999
______________________________            ____          ____         ____         ____
Net Income                              $2,697,000  $2,783,000     $8,242,000  $8,562,000

                                         _________   _________      _________   _________

Average common shares outstanding        3,242,927   3,387,025      3,262,556   3,429,007

Less:  Unallocated Employee Stock Ownership
       Plan (ESOP) shares not committed
       to be released                      (26,400)    (35,200)       (26,400)    (35,200)

                                        __________   _________      __________   ________

Weighted average shares outstanding      3,216,527   3,351,825      3,236,156   3,393,807

                                         _________   _________      _________   _________

Earnings per share (in dollars)          $    0.84   $    0.83      $    2.55   $    2.52
                                         _________   _________      _________   _________

                                          Three Months Ended         Nine Months Ended
Calculation of Diluted                       September 30,             September 30,
  Earnings Per Share                      2000          1999         2000         1999
______________________________            ____          ____         ____         ____
Net Income                              $2,697,000  $2,783,000     $8,242,000  $8,562,000

                                         _________   _________      _________   _________

Average common shares outstanding        3,242,927   3,387,025      3,262,556   3,429,007

Less:  Unallocated Employee Stock Ownership
       Plan (ESOP) shares not committed
       to be released                      (26,400)    (35,200)       (26,400)    (35,200)

Diluted stock options                       75,843     113,778         75,318     115,332
                                         _________   _________      _________     _______

Weighted average shares outstanding      3,292,370   3,465,603      3,311,474   3,509,139
                                         _________   _________     _________    _________

Earnings per share (in dollars)          $    0.82   $    0.80     $     2.49   $    2.44
                                         _________   __________    __________   __________

